UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.            )

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☐	Soliciting Material Pursuant to Sec. 240.14a-12

TCW STRATEGIC INCOME FUND, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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TCW STRATEGIC INCOME FUND, INC.

865 South Figueroa Street

Los Angeles, California 90017

(213) 244-0000

[October    ], 2012

Dear Shareholder:

The enclosed Proxy Statement contains important information about a proposal we recommend be approved by the shareholders of TCW Strategic Income Fund, Inc. (the “Company”). The proposal will be considered at a Special Meeting of Shareholders to be held on Wednesday, November 28, 2012.

Shareholders of the Company are being asked to approve a new investment advisory and management agreement (the “New Agreement”) with TCW Investment Management Company, the Company’s current investment adviser (the “Adviser”).

The Adviser currently serves as the investment adviser to the Company under an Investment Advisory and Management Agreement (the “Current Agreement”) that is expected to automatically terminate as a result of its deemed “assignment” under the Investment Company Act of 1940, as amended. The expected change in ownership of The TCW Group, Inc., the parent company of the Adviser, would technically cause that assignment and subsequent termination. The New Agreement has substantively the same terms as the Current Agreement, including the same fees. Subject to obtaining approval of the New Agreement for the Company, the Adviser would continue to act as the investment adviser to the Company, with no break in the continuity of its investment advisory services to the Company.

The Board of Directors of the Company (the “Board”) voted unanimously to approve the proposal with respect to the Company. The Board believes that the proposal is in the best interests of the Company and its shareholders. The Board recommends that you vote in favor of the proposal in the Proxy Statement.

The Proxy Statement describes the voting process for shareholders. We ask you to read the Proxy Statement carefully and vote in favor of the proposal. The proxy votes will be reported at the Special Meeting of Shareholders scheduled for Wednesday, November 28, 2012. Please submit your proxy via the internet, phone or mail as soon as possible. Specific instructions for these voting options are found on the enclosed proxy voting form.

Sincerely,

MICHAEL E. CAHILL

Secretary

TCW STRATEGIC INCOME FUND, INC.

865 South Figueroa Street

Los Angeles, California 90017

(213) 244-0000

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 28, 2012

To the Shareholders of the Company:

NOTICE IS HEREBY GIVEN that a SPECIAL MEETING OF SHAREHOLDERS (the “Meeting”) of TCW Strategic Income Fund, Inc. (the “Company”) will be held on Wednesday, November 28, 2012 at 9:00 a.m. Pacific time at The LA Hotel Downtown located at 333 S. Figueroa Street, Los Angeles, CA 90071, for the following purposes:

1.	To approve a new investment advisory and management agreement between the Company and TCW Investment Management Company, the Company’s current investment adviser; and

2.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

Shareholders of record of the Company at the close of business on October 1, 2012 (the “Record Date”) are entitled to notice of, and to vote on, the proposal at the Meeting or any adjournment thereof.

As a shareholder of the Company on the Record Date, you are asked to attend the Meeting either in person or by proxy. If you are unable to attend the Meeting in person, we urge you to vote by proxy. You can do this by completing, signing, dating, and promptly returning the enclosed proxy card in the enclosed postage-prepaid envelope, by telephone or electronically utilizing the internet. Specific instructions for each voting option are found on the enclosed proxy form. Your prompt voting by proxy will help assure a quorum at the Meeting and avoid the delay and distraction associated with further solicitation. Voting by proxy will not prevent you from voting your shares at the Meeting if you decide to attend in person. You may revoke your proxy before it is exercised at the Meeting by submitting to the Secretary of the Company a written notice of revocation or a subsequently signed proxy card.

PLEASE RETURN YOUR PROXY CARD PROMPTLY IN ACCORDANCE WITH THE INSTRUCTIONS NOTED ON THE ENCLOSED PROXY CARD.

By Order of the Board of Directors

MICHAEL E. CAHILL Secretary

Dated: [October __], 2012

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL. YOUR VOTE IS IMPORTANT REGARDLESS OF HOW MANY SHARES YOU OWN.

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 28, 2012

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies by or on behalf of the Board of Directors (the “Board”) of TCW Strategic Income Fund, Inc. (the “Company”) for use at the Special Meeting of Shareholders (the “Meeting”) to be held on Wednesday, November 28, 2012 at 9:00 a.m. Pacific time at The LA Hotel Downtown located at 333 S. Figueroa Street, Los Angeles, CA 90071, and at any adjournment thereof. The Company expects to mail this Proxy Statement, Notice of Special Meeting of Shareholders and the accompanying proxy card on or about [October __], 2012 to shareholders of the Company as of the record date specified below.

The Company is a diversified, closed-end investment management company, as defined in the Investment Company Act of 1940, as amended, and is listed on the New York Stock Exchange under the symbol TSI. The principal executive offices of the Company are located at 865 South Figueroa Street, Los Angeles, California 90017.

At the Meeting, shareholders of the Company will be asked to vote on a proposal (the “Proposal”) to approve a new investment advisory and management agreement with TCW Investment Management Company (the “New Agreement”).

Voting; Revocation of Proxies

All proxies solicited by the Board that are properly executed and received by the Secretary of the Company before the Meeting, will be voted at the Meeting in accordance with the shareholders’ instructions thereon. A shareholder may revoke the accompanying proxy at any time before it is voted by written notification to the Company or by a duly executed proxy card bearing a later date. In addition, any shareholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given. If no instruction is given on a signed and returned proxy card, it will be voted “for” the Proposal and the proxies may vote in their discretion with respect to other matters not now known to the Board that may be properly presented at the Meeting (except with respect to broker non-votes as described below). Any shareholder may vote part of the shares in favor of the Proposal and refrain from voting the remaining shares or vote them “against” the Proposal, but if the shareholder fails to specify the number of shares that the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to the total shares that the shareholder is entitled to vote on the Proposal.

All proxies voted, including abstentions and broker non-votes (i.e., where a broker indicates that the underlying shareholder has not provided instructions on a proposal and the broker does not have authority to vote the shares), will be counted toward establishing a quorum. Abstentions and broker non-votes effectively count as votes “against” the Proposal because approval of a minimum number of the outstanding voting securities is required.

Record Date; Shareholders Entitled to Vote

Shareholders of record of the Company at the close of business on October 1, 2012 (the “Record Date”) are entitled to notice of, and to vote on, the Proposal at the Meeting and any adjournment thereof. The Company’s Common Stock is the only class of outstanding voting securities of the Company. At the close of business on the Record Date, [        ] shares of Common Stock were outstanding and entitled to vote. The Company’s Common Stock does not have cumulative voting rights.

Quorum and Adjournment; Required Vote

A simple majority of the outstanding shares of the Company’s Common Stock on the Record Date, represented in person or by proxy, must be present to constitute a quorum for the Company with respect to the Proposal. If a quorum is not present or represented at the Meeting, the chairman of the Meeting or the holders of a majority of the shares present in person or by proxy will have the power to adjourn the Meeting to a later date, without notice other than announcement at the Meeting (provided that the new date is not more than 120 days after the Meeting), until a quorum is present or represented. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Company to act as inspectors of election for the Meeting.

The affirmative vote of a “majority of the outstanding voting securities” of the Company present in person or by proxy and voting is necessary to approve the New Agreement with respect to the Company.

A “majority of the outstanding voting securities” of the Company means the affirmative vote of the lesser of (i) 67% or more of the voting securities of the Company present at the Meeting, if more than 50% of the outstanding voting securities of the Company are represented at the Meeting in person or by proxy; or (ii) more than 50% of the outstanding voting securities of the Company. Each shareholder will be entitled to one vote for each share of the Company such shareholder holds on the Record Date.

If a quorum is present, but sufficient votes in favor of the Proposal are not received by the time scheduled for the Meeting, the chairman of the Meeting may, with respect to that proposal, adjourn the Meeting or a person named as a proxy may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting adjourned. The persons named as proxies will vote in favor of or against such adjournment in proportion to the proxies received for or against the Proposal.

The Board knows of no business other than that specifically mentioned in the Notice of Special Meeting of Shareholders that will be presented for consideration at the Meeting. If other business should properly come before the Meeting, the proxy holders will vote thereon in accordance with their best judgment.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on Wednesday, November 28, 2012. This Proxy Statement and the Company’s most recent annual and semi-annual reports are available on the Internet at http://www.tcw.com. The Company will furnish, without charge, a copy of its annual report for the fiscal year ended December 31, 2011, and the most recent semi-annual report for the six months ended June 30, 2012 to any shareholder upon request. Shareholders may obtain a copy of the annual report and semi-annual report by contacting TCW Strategic Income Fund, Inc. at 865 South Figueroa Street, Los Angeles, California 90017 or by calling (800) 386-3829.

PROPOSAL 1: APPROVAL OF A NEW INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT WITH THE ADVISER

Shareholders of the Company are being asked to approve a new investment advisory and management agreement (the “New Agreement”) with TCW Investment Management Company, the Company’s current investment adviser (the “Adviser”).

The Adviser currently serves as the investment adviser to the Company under an Investment Advisory and Management Agreement (the “Current Agreement”) that is expected to automatically terminate as a result of its deemed “assignment” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The expected change in ownership of The TCW Group, Inc (“TCW”), the parent company of the Adviser, would technically cause that assignment and subsequent termination. The New Agreement has substantively the same terms as the Current Agreement, including the same fees. Subject to obtaining approval of the New Agreement for the Company, the Adviser would continue to act as the investment adviser to the Company, with no break in the continuity of its investment advisory services to the Company. If approved, the New Agreement would take effect on the consummation of the change of control of TCW, as described below.

The Change of Control

TCW’s majority owner, Société Générale Holdings de Participations, S.A. (“SGHP”), a wholly-owned subsidiary of Société Générale, S.A. (“SGSA”), recently signed a definitive agreement to sell its stake in TCW to investment funds affiliated with The Carlyle Group L.P. (“Carlyle”) and the management of TCW (that transaction is referred to as the “Transaction”).

Carlyle, a publicly traded Delaware limited partnership, is one of the world’s largest global alternative asset management firms that originates, structures and acts as lead equity investor in management-led buyouts, strategic minority equity investments, equity private placements, consolidations and buildups, growth capital financings, real estate opportunities, bank loans, high-yield debt, distressed assets, mezzanine debt and other investment opportunities. Carlyle provides investment management services to, and has transactions with, various private equity funds, real estate funds, collateralized loan obligations, hedge funds and other investment products sponsored by it for the investment of client assets in the normal course of business. As of June 30, 2012, Carlyle and its affiliates managed more than $156 billion in assets across 99 funds and 63 fund-of-funds vehicles.

Carlyle will be making its investment in TCW primarily through two of its investment funds, Carlyle Partners V, L.P., a Delaware limited partnership (“CPV”), and Carlyle Global Financial Services Partners, L.P., a Cayman Islands limited partnership (“CGFSP” and, together with CPV, the “Carlyle Funds”). CPV conducts leveraged buyout transactions in North America in targeted industries, and CGFSP invests in management buyouts, growth capital opportunities and strategic minority investments in financial services. The Carlyle Funds are privately offered pooled investment vehicles with their principal place of business at 1001 Pennsylvania Avenue, NW, Suite 220 South, Washington, DC 20004. The general partners of each of the Carlyle Funds (TC Group V, L.P. and TCG Financial Services L.P., respectively), which are responsible for the day-to-day management and oversight of those funds, are affiliates of Carlyle.

Currently, SGHP owns 74.47% of the voting securities of TCW. Immediately prior to the closing of the Transaction, SGHP will acquire the equity of TCW held by Amundi, which represents approximately 19% of the voting securities of TCW. As a result of the Transaction, the ownership interest of TCW management in the equity of TCW will increase from approximately 17% to up to 40%, on a fully diluted basis, with the Carlyle Funds owning the balance of TCW’s voting securities.

TCW management expects that, subject to the approval of the New Agreement, the Adviser will continue to act as investment adviser to the Company. The Transaction is expected to close as soon as practicable following satisfaction or waiver of the conditions to closing of the Transaction, which is estimated to be no later than the end of the first quarter of 2013.

The Current Agreement

The Current Agreement dated July 6, 2001, between the Company and the Adviser was originally approved by the Company’s shareholders on June 26, 2001. An amendment to the Current Agreement, effective as of January 2, 2006, was approved in person by the Board, including a majority of the Independent Directors (defined below), at a meeting held on July 1, 2005, and by shareholders on September 29, 2005, to provide that management fees paid under the then-existing agreement would be based on average managed assets. The Current Agreement has remained substantially unchanged since that shareholder approval. At a meeting held on October 6, 2011, the Board renewed the Current Agreement for a one-year period ending October 31, 2012. At a meeting held on September 24, 2012, the Board extended the term of the Current Agreement until the earlier of October 31, 2013 and the date on which the Current Agreement would otherwise terminate as a result of its deemed assignment under the Investment Company Act resulting from the closing of the Transaction.

Under the Current Agreement, the Company appointed the Adviser to provide investment advisory and management services with respect to the assets of the Company. The Current Agreement requires that the Adviser, subject to the direction and supervision of the Company’s Board of Directors and in conformity with applicable laws, the Company’s Articles of Incorporation, Bylaws, Registration Statement, Prospectus and stated investment objectives, policies and restrictions, shall: (i) manage the investment of the Company’s assets including, by way of illustration, the evaluation of pertinent economic, statistical, financial and other data, the determination of the industries and companies represented in the Company’s portfolio, the formulation and implementation of the Company’s investment program, and the determination from time to time of the securities and other investments to be purchased, retained or sold by the Company; (ii) place orders for the purchase or sale of portfolio securities for the Company’s account with broker-dealers selected by the Adviser; (iii) administer the day-to-day operations of the Company; (iv) furnish the Company with office space, and all office facilities, business equipment, supplies, utilities and telephone services necessary for managing the affairs and investments of the Company and keeping the general accounts and records of the Company that are not maintained by the Company’s transfer agent, custodian, administrator or accounting or sub-accounting agent, and arrange for officers or employees of the Adviser to serve, without compensation from the Company, as officers, directors or employees of the Company, if desired and reasonably required by the Company; and (v) pay such expenses as are incurred by the Adviser in connection with providing the foregoing services, except as otherwise provided in the Current Agreement.

Under the Current Agreement, except as otherwise required under the Investment Company Act, neither the Adviser, nor any director, officer, agent or employee of the Adviser, is liable or responsible to the Company or any shareholder of the Company for any error of judgment, any mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by such person or persons of their respective duties, except for liability resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of their respective duties. No change is proposed to the Adviser’s standard of care.

The Current Agreement provides that it continues from year to year so long as it is approved at least annually by a majority of the outstanding voting securities of the Company or by a vote of a majority of the Directors of the Company, including a majority of the Directors who are not “interested persons” of the Company as defined in the Investment Company Act (the “Independent Directors”) and who are not parties to the Current Agreement.

The Current Agreement permits termination without penalty upon no less than 60 days’ notice by the Company to the Adviser or 90 days’ notice by the Adviser to the Company and automatically terminates in the event of its assignment (as that term is defined in the Investment Company Act).

Management Fees and Other Expenses

Management Fees. Under the Current Agreement, the Company pays the Adviser a monthly fee for providing investment advisory services. The following fees were paid to the Adviser for the fiscal year ended December 31, 2011, and do not reflect expense limitations and contractual fee waivers. Also shown are the contractual fee rates from the Current Agreement.

Total Gross Advisory Fees Paid for Fiscal Year Ended December 31, 2011 (excluding fees waived or reduced)	Contractual Annual Fee Rate
$1,854,884	0.75% of the first $100 million of the Company’s average managed assets; and 0.50% of the Company’s average managed assets in excess of $100 million

In addition to the management fees, the Company reimburses the Adviser, with the approval of the Board, for a portion of the Adviser’s costs associated in support of the Company’s compliance obligations pursuant to Rule 38a-1 under the Investment Company Act.

Compensation of Other Parties. The Adviser may in its discretion and out of its own resources compensate third parties for the marketing and distribution of Company shares and for providing services to shareholders. The Adviser also may use its own resources to sponsor seminars and educational programs on the Company for financial intermediaries and shareholders.

The Adviser also manages individual investment advisory accounts, typically for institutional clients. The Adviser reduces the fees charged to individual investment advisory accounts by the amount of the investment advisory fee charged to that portion of the client’s assets invested in the Company.

Comparison of the Current Agreement and the New Agreement

The Board, together with the requisite number of Independent Directors, voted in person on September 24, 2012 to approve the New Agreement. The Board is recommending to shareholders of the Company that they approve the New Agreement.

A copy of the New Agreement is attached to this Proxy Statement as Appendix A. The New Agreement is substantially identical to the Current Agreement as described above in all material respects, except for the commencement and renewal dates. The initial term of the New Agreement would extend for two years from its effective date, after which it would continue from year to year subject to the same approval process as described above for the Current Agreement.

This discussion of the New Agreement is qualified in its entirety by reference to Appendix A.

Board Actions, Considerations, and Recommendations

At an in-person meeting of the Board held on September 24, 2012, the Directors, including the Independent Directors, considered the approval of the New Agreement with the Company. In determining to approve the New Agreement, the Directors considered that they had approved the continuation of the Current Agreement, the terms of which are substantially identical to the New Agreement, for an additional year at the same in-person meeting.

Continuation of the Current Agreement

Before the September 24 meeting, the Adviser provided materials to the Board for its evaluation of the Current Agreement in response to information requested by the Independent Directors, who were advised by independent legal counsel with respect to these and other relevant matters. The Independent Directors also met separately on September 10, 2012 with their independent legal counsel to consider the information provided. As a result of the meetings, the Independent Directors unanimously recommended continuation of the Current Agreement. Discussed below are certain of the factors considered by the Board in approving continuation of the Current Agreement. This discussion is not intended to be all-inclusive. The Board, including the Independent Directors, reviewed a variety of factors and considered a significant amount of information, including information received on an ongoing basis at Board and committee meetings. The approval determination was made on the basis of each Director’s business judgment after consideration of all the information taken as a whole. Individual Directors may have given different weight to certain factors and assigned various degrees of materiality to information received in connection with the contract review process.

In reaching its decision to approve the continuation of the Current Agreement, the Board considered information furnished to it throughout the year at regular and special Board meetings, including detailed investment performance reports. The structure and format for this regular reporting was developed in consultation with the Board. The Board determined that it had received from the Adviser such information prior to the Meeting and on an ongoing basis as was reasonably necessary to approve the continuation of the Current Agreement. The approval determination was made on the basis of each Director’s business judgment after consideration of all the information taken as a whole.

1.	Nature, Extent, and Quality of Services

The Board considered the general nature, extent, and quality of services provided or expected to be provided by the Adviser. The Board, and separately the Independent Directors, evaluated the Adviser’s experience in serving as manager of the Company, and considered the benefits to shareholders of investing in a fund that is served by a large organization which also serves a variety of other investment advisory clients, including separate accounts, other pooled investment vehicles, registered investment companies, commingled funds and collective trusts. The Board also considered the ability of the Adviser to provide appropriate levels of support and resources to the Company.

In addition, the Board took note of the background and experience of the senior management and portfolio management personnel of the Adviser and that the Adviser is expected to provide substantial expertise and attention to the Company. The Board considered the ability of the Adviser to attract and retain qualified business professionals and its compensation program. The Board also considered the breadth of the compliance programs of the Adviser, as well as the compliance operations of the Adviser with respect to the Company. The Board concluded that it was satisfied with the nature, extent and quality of the services provided and anticipated to be provided to the Company by the Adviser under the Current Agreement.

2.	Investment Performance

The Board reviewed information about the Company’s historical performance, including materials prepared by the Adviser and by Morningstar Associates LLC, an independent third-party consultant (“Morningstar”), which provided a comparative analysis of the short-term and long-term performance of the Company to those of similar funds. The Board reviewed information in the materials regarding the performance of the Company as compared to other funds in its peer group and its fund category, and considered the rankings assigned the Company in the Morningstar report. The Directors noted that the investment performance of the Company was ranked in the first or second quartile in its Morningstar peer groups for multiple periods. The Board concluded that the Adviser should continue to provide investment management services to the Company consistent with its objectives and strategy.

3.	Advisory Fees, Expenses and Profitability

The Board considered information in the materials prepared by the Adviser and by Morningstar regarding the advisory fees charged to the Company and advisory fees paid by other funds in the Company’s Morningstar category. The Board noted that the advisory fee charged by the Adviser is below the medians of advisory fees charged by other investment advisors to the funds in the Company’s fund category and the peer group. In addition, the Board noted that the Adviser does not manage any separate accounts with an investment strategy substantially similar to the current strategy of the Company.

The Board also considered information in the Morningstar report regarding the Company’s total expenses, and noted that the net expenses of the Company (excluding interest expense) were the same as the median for its peer group. The Directors also considered the cost of services to be provided and profits to be realized by the Adviser and its affiliates from their relationship with the Company. The Board noted that it is difficult to assess the Adviser’s profitability with respect to the funds it manages in the context of the broad mix of funds and products the Adviser manages, and further noted that other profitability methodologies may also be reasonable. The Board concluded that the contractual management fee to be charged to the Company under the Current Agreement upon its extension is fair and bears a reasonable relationship to the services rendered.

4.	Economies of Scale

The Board considered the potential of the Adviser to realize economies of scale as the Company grows in size and whether the advisory fees in the Current Agreement reflect those economies of scale. The Board noted that, as a closed-end fund, there is limited potential for the Company to experience significant asset growth other than through capital appreciation and income production. The Board noted the Current Agreement with the Adviser has a fee breakpoint and that the overall fee to be charged to the Company is reasonable and concluded that the current fee structure reflected in the Current Agreement is appropriate.

5.	Ancillary Benefits

The Board considered ancillary benefits to be received by the Adviser and its affiliates as a result of the Adviser’s relationship with the Company, including compensation for certain compliance support services. The Directors noted that, in addition to the fees the Adviser receives under the Current Agreement, the Adviser receives additional benefits in connection with the management of the Company in form of reports, research and other services obtainable from brokers and their affiliates in return for brokerage commissions paid to such brokers. The Board concluded that any potential benefits to be derived by the Adviser from its relationship with the Company are consistent with the services provided by the Adviser to the Company.

6.	Conclusions

Based on the considerations discussed above and other considerations, the Board, including the Independent Directors, approved continuation of the Current Agreement.

Approval of the New Agreement

Before the September 24 meeting, the Adviser provided materials to the Board for its evaluation of the New Agreement in response to information requested by the Independent Directors, who were advised by independent legal counsel with respect to these and other relevant matters. The Independent Directors also met separately on September 5 and September 10, 2012 with their counsel to consider the information provided and the New Agreement. As a result of those meetings and their other meetings, the Independent Directors unanimously recommended approval of the New Agreement. Discussed below are certain of the factors considered by the Board in approving the New Agreement. This discussion is not intended to be all-inclusive. The Board reviewed a variety of factors and considered a significant amount of information, including information received and considered with respect to continuation of the Current Agreement as described above. The approval determination was made on the basis of each Director’s business judgment after consideration of all the information taken as a whole. Individual Directors may have given different weight to certain factors and assigned various degrees of materiality to information received in connection with the contract review process.

In evaluating the New Agreement, the Board, including the Independent Directors, considered the following factors among others.

The Directors considered that it is not anticipated by the Adviser that there will be any material adverse change in the services provided to the Company or personnel who are engaged in the portfolio management activities for the Company as a result of the Transaction. In addition, the consensus of the Independent Directors, based on the information presented to them, was that there would be no “unfair burden” on the Company as a result of the Transaction within the meaning of Section 15(f) of the Investment Company Act. In particular, the Independent Directors considered that the Adviser represented that there is not expected to be an increase in the contractual advisory fee applicable to the Company, or additional compensation paid by the Company to the Adviser, TCW, or their affiliates, as a result of the Transaction. The Directors considered that the terms of the New Agreement are substantially identical in all material respects to those of the Current Agreement.

On the basis of these and other factors, the Directors concluded that it would be in the best interests of the Company to continue to be advised by the Adviser, and voted unanimously, including the unanimous vote of the Independent Directors present at that meeting, to approve the New Agreement, including the advisory fees proposed in the New Agreement, in respect of the Company for a two-year period commencing immediately following the shareholder approval of the New Agreement and the consummation of the Transaction, and to recommend to shareholders of the Company that they approve the New Agreement as well.

Section 15(f)

The Board has been informed that the Adviser has agreed to take certain actions to comply with Section 15(f) of the Investment Company Act. Section 15(f) provides a non-exclusive “safe harbor” for an investment adviser or any affiliated persons to receive any amount or benefit in connection with a change in control of the investment adviser as long as two conditions are met. First, for a period of three years after the change of control, at least 75% of the directors of the Company must not be “interested persons” of the Adviser as defined in the Investment Company Act. Second, an “unfair burden” must not be imposed on the Company as a result of the Transaction or any express or implied terms, conditions, or understandings applicable thereto. The term “unfair burden” is defined in Section 15(f) to include any arrangement during the two-year period after the Transaction whereby an investment adviser or any interested person of any such adviser receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for such investment company). The Board has been advised that the Adviser, after due inquiry, does not believe that there will be, and is not aware of, any express or implied term, condition, arrangement, or understanding that would impose an “unfair burden” on the Company as a result of the change of control of TCW. If the Transaction is consummated, SGHP and Carlyle have agreed to share the expenses related to obtaining the approval of the Company related to the Transaction, including proxy solicitation, printing, mailing, vote tabulation, and other proxy soliciting expenses, legal fees, and out-of-pocket expenses. If the Transaction is not consummated, it is expected that SGHP and/or its affiliates would bear these costs.

Vote Required and Recommendation

The affirmative vote of a majority of the Company’s outstanding voting securities (as defined in the Investment Company Act) is required to approve the New Agreement with respect to the Company. The Investment Company Act defines a vote of a majority of a fund’s outstanding voting securities as the lesser of (i) 67% or more of the voting securities represented at the meeting if more than 50% of the outstanding voting securities are so represented; or (ii) more than 50% of the outstanding voting securities. If approved by shareholders, the New Agreement will take effect on the consummation of the Transaction. If the New Agreement is not approved, the Current Agreement would automatically terminate on the consummation of the Transaction. In that event, the Board would consider various alternatives, such as again seeking shareholder approval of the New Agreement or of a different agreement, allowing the Adviser to manage the Company at cost for a temporary period, hiring a transition manager or new manager, seeking shareholder approval of a reorganization or liquidating the Company.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, BELIEVES THAT THE PROPOSAL TO APPROVE THE NEW AGREEMENT IS IN THE BEST INTERESTS OF EACH FUND AND ITS SHAREHOLDERS. THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

GENERAL INFORMATION

Other Matters to Come Before the Meeting

Management of the Company does not know of any matters to be presented at the Meeting other than the matter described in this Proxy Statement. If other business should properly come before the Meeting, the proxy holders will vote thereon in accordance with their best judgment.

Expenses

If the Transaction is consummated, SGHP and Carlyle have agreed to share the expenses related to obtaining the approval of the Company related to the Transaction, including proxy solicitation, printing, mailing, vote tabulation, and other proxy soliciting expenses, legal fees, and out-of-pocket expenses. If the Transaction is not consummated, it is expected that SGHP and/or its affiliates would bear these costs.

Solicitation of Proxies

Solicitation will be primarily by mail, but officers of the Company or regular employees of the Adviser may also solicit without compensation by telephone, electronic communication, or personal contact. TCW has also retained AST Fund Solutions to assist in the solicitation process.

Adviser

TCW Investment Management Company, with principal offices at 865 South Figueroa Street, Los Angeles, California 90017, acts as the investment adviser to the Company and generally administers the affairs of the Company. The Adviser’s website is www.tcw.com. Subject to the direction and control of the Board of Directors, the Adviser supervises and arranges the purchase and sale of securities and other assets held in the portfolios of the Company. The Adviser is a registered investment adviser organized in 1987. The Adviser, together with TCW and its other subsidiaries, managed $127.3 billion of various types of financial assets as of June 30, 2012.

The following table provides the name and principal occupation of each executive officer of the Adviser. The business address of each executive officer of the Adviser is

c/o TCW Investment Management Company, 865 South Figueroa Street, Los Angeles, California 90017.

Officer	Principal Occupation(s) with the Adviser
Marc I. Stern	Director, Chairman and Chief Executive Officer

Michael E. Cahill	Director, Executive Vice President, General Counsel and Secretary

David S. DeVito	Director, Executive Vice President and Chief Administrative Officer

Joseph M. Burschinger	Executive Vice President and Chief Risk Officer
Stanislas L. Debreu	Executive Vice President
Mark W. Gibello	Executive Vice President

Directors and Officers of the Company

The table below lists the current Directors and executive officers of the Company.

Name	Position with the Company	Interest in the Adviser or its Affiliates
Samuel P. Bell	Director* since 2002	None.

Patrick C. Haden	Director* since 2001 and Chairman since 2005	None.

John A. Gavin	Director* since 2001	None.

Peter McMillan	Director* since 2010	None.

Janet E. Kerr	Director* since 2010	None.

Andrew Tarica	Director* since 2012	None.

Charles A. Parker	Director* since 1988	None.

Victoria B. Rogers	Director* since 2011	None.

Charles W. Baldiswieler	Director since 2009, President and Chief Executive Officer	Group Managing Director of the Adviser, TCW Asset Management Company, and Trust Company of the West.

Name	Position with the Company	Interest in the Adviser or its Affiliates

David S. DeVito	Director since 2008, Treasurer and Principal Financial and Accounting Officer

Director, Executive Vice President and Chief Administrative Officer of the Adviser, TCW Asset Management Company, and Trust Company of the West; Executive Vice President and Chief Administrative Officer of TCW; and Chief Financial Officer of Metropolitan West Asset Management, LLC.

Michael E. Cahill	Senior Vice President, General Counsel and Secretary

Director, Executive Vice President, General Counsel and Secretary of the Adviser, TCW Asset Management Company, and Trust Company of the West; and Executive Vice President, General Counsel and Secretary of TCW.

Hilary G. D. Lord	Senior Vice President and Chief Compliance Officer

Managing Director, Chief Compliance Officer and Assistant Secretary of the Adviser and TCW; Managing Director and Chief Compliance Officer of TCW Asset Management Company, and Trust Company of the West; and Chief Compliance Officer of Metropolitan West Asset Management, LLC.

Peter A. Brown	Senior Vice President	Managing Director of the Adviser, TCW Asset Management Company, and Trust Company of the West; and Managing Director and Director of Tax of TCW.

George N. Winn	Assistant Treasurer	Senior Vice President of the Adviser, TCW Asset Management Company, and Trust Company of the West.

*	Indicates a Director who is an Independent Director of the Company.

Interested Persons of the Company

Messrs. Baldiswieler and DeVito, each a Director of the Company, are deemed to be “interested persons” of the Company, as defined in the Investment Company Act, because of their current ownership positions with TCW, and their management roles with the Adviser and/or its affiliates. Accordingly, they may be considered to have an indirect interest with respect to the Proposal because the Adviser’s advisory services to the Company would continue if the New Agreement is approved.

Control Persons and Principal Holders of Securities

To the knowledge of the Company, as of the Record Date, no current Director of the Company owned 1% or more of the outstanding shares of the Company, and the officers and Directors of the Company owned, as a group, less than 1% of the shares of the Company.

A shareholder who beneficially owns, directly or indirectly, more than 25% of any Company’s voting securities may be deemed a “control person” (as defined in the Investment Company Act) of the Company. To the knowledge of the Company, as of the Record Date, the following person owned beneficially more than 5% of the outstanding Common Stock of the Company:

Name and Address of Shareholder	Number of Votes		% of Company
Cede & Co	[45,794,275	]	[96.19	]%
P.O. Box 20
Bowling Green Station
New York NY 10274-0020

Administrator

State Street Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as the administrator of the Company.

Independent Auditor

Deloitte & Touche LLP, located at 350 South Grand Avenue, Suite 200, Los Angeles, California 90071, serves as the Company’s independent auditor.

Shareholder Proposals

The Company holds annual meetings of shareholders. A shareholder’s proposal intended to be presented at the Company’s 2013 annual meeting of shareholders must be received by April 3, 2013, in order to be included in the Company’s proxy statement and form of proxy relating to the meeting. Timely submission of a proposal does not, however, necessarily mean that the proposal will be included. A shareholder who wishes to make a proposal at the 2013 annual meeting of shareholders without including the proposal in the Company’s proxy statement must notify the Secretary of the Company in writing of such proposal between June 17, 2013 and July 17, 2013. The persons named as proxies for the 2013 annual meeting of shareholders will, with respect to the proxies in effect at such meeting, have discretionary authority to vote on any matter presented by a shareholder for action at that meeting unless the Company receives notice of the matter by June 26, 2013. If the Company receives such timely notice, these persons will not have this authority except as provided in the applicable rules of the SEC.

PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. YOU MAY ALSO SUBMIT YOUR PROXY ELECTRONICALLY OR BY TELEPHONE. SPECIFIC INSTRUCTIONS FOR THESE VOTING OPTIONS ARE FOUND ON THE ENCLOSED PROXY FORM.

MICHAEL E. CAHILL, Secretary

[October     ], 2012

APPENDIX A

TCW STRATEGIC INCOME FUND, INC.

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

This INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT (this “Agreement”) is made as of the         day of                 , 2013 by and between TCW STRATEGIC INCOME FUND, INC., a Maryland corporation (the “Fund”), and TCW INVESTMENT MANAGEMENT COMPANY, a California corporation (the “Adviser”).

WHEREAS, the Fund is engaged in the business of a closed-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (“1940 Act”);

WHEREAS, the Adviser is engaged in the business of providing investment advice and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

WHEREAS, the Fund wishes to retain the Adviser to render investment advisory and management services;

WHEREAS, the Adviser is willing to perform such services; and

WHEREAS, this Agreement replaces a prior investment management agreement that terminated because of a change of control of the Adviser;

NOW, THEREFORE, the Fund and the Adviser agree as follows:

1.	Appointment. The Fund hereby employs the Adviser to provide investment advisory and management services for the period and on the terms set forth in this Agreement. The Adviser hereby accepts such employment and agrees to render the services and to assume the obligations herein set forth, for the compensation herein provided.

2.	Advisory and Management Services. The Adviser, subject to the direction and supervision of the Fund’s Board of Directors and in conformity with applicable laws, the Fund’s Articles of Incorporation, Bylaws, Registration Statement, Prospectus and stated investment objectives, policies and restrictions, shall:

(a)

Manage the investment of the Fund’s assets including, by way of illustration, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in the Fund’s portfolio, the formulation and implementation of the Fund’s investment program, and the determination from time to time of the securities and other investments to be purchased, retained or sold by the Fund;

(b)	Place orders for the purchase or sale of portfolio securities for the Fund’s account with broker-dealers selected by the Adviser;

(c)	Administer the day-to-day operations of the Fund;

(d)	Furnish to the Fund office space at such place as may be agreed upon from time to time, and all office facilities, business equipment, supplies, utilities and telephone services necessary for managing the affairs and investments and keeping the general accounts and records of the Fund that are not maintained by the Fund’s transfer agent, custodian, administrator or accounting or sub-accounting agent, and arrange for officers or employees of the Adviser to serve, without compensation from the Fund, as officers, directors or employees of the Fund, if desired and reasonably required by the Fund;

(e)	Pay such expenses as are incurred by it in connection with providing the foregoing services, except as provided in Section 3 hereof.

3.

Fund Expenses. The Fund assumes and shall pay or cause to be paid all expenses of the Fund, including, without limitation: (a) all costs and expenses incident to any public offering of securities of the Fund, for cash or otherwise, including those relating to the registration of its securities under the Securities Act of 1933, as amended, and any qualification or notification of sale of its securities under state securities laws; (b) the charges and expenses of any custodian appointed by the Fund for the safekeeping of its cash, portfolio securities and other property; (c) the charges and expenses of independent accountants; (d) the charges and expenses of stock transfer and dividend disbursing agent or agents and registrar or registrars appointed by the Fund; (e) the charges and expenses of any administrator or accounting or sub-accounting agent appointed by the Fund to provide accounting or administration services to the Fund; (f) brokerage commissions, dealer spreads, and other costs incurred in connection with proposed or consummated portfolio securities transactions; (g) all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Fund to federal, state, local or other governmental agencies; (h) the cost and expense of engraving printing and issuing certificates representing securities of the Fund; (i) fees involved in registering and maintaining registrations of the Fund and of its securities with the Securities and Exchange Commission and in various state and other jurisdictions; (j) all expenses of shareholders and directors meetings, and of preparing, printing and mailing proxy statements and reports to shareholders; (k) fees and expenses of directors of the Fund who are not “affiliated persons” of the Adviser; (l) all fees and expenses incident to any dividend reinvestment or distribution program; (m) charges and expenses of legal counsel to the “independent directors” of the Fund; (n) trade association dues; (o) interest payable on Fund borrowings; (p) any public relations or shareholder relations expense; (q) fees and expenses incident to the listing of securities of the Fund on any securities exchange; (r) premiums for a fidelity bond and any errors and omissions insurance maintained by the Fund; and (s) any other ordinary or extraordinary expenses incurred by the Fund in the course of its business.

4.	Compensation. As compensation for the services performed, the Fund shall pay the Adviser as soon as practicable after the last day of each month a fee for such month computed at an annual rate of three-quarters of one percent (.75%) of the first $100,000,000 of the Fund’s average Managed Assets (as hereinafter defined) and one-half of one percent (.50%) of the Fund’s average Managed Assets in excess of $100,000,000. For the purpose of calculating such fee, the value of Managed Assets for a month shall be the average of the values of the Fund’s Managed Assets as determined on the last business day of each week which ends during the month. If this agreement shall become effective subsequent to the first day of a month, or shall terminate before the last day of a month, the foregoing compensation shall be prorated. As used in this Agreement, “Managed Assets” shall mean the net asset value of common shares, plus the liquidation preference of any preferred shares issued by the Fund and the principal amount of any borrowings of the Fund used for leverage.

5.	Services Not Exclusive. The Fund understands that the Adviser and its affiliates may act in one or more capacities on behalf of other investment companies and advisory accounts and the Fund consents thereto. While information and recommendations supplied to the Fund shall, in the Adviser’s judgement, be appropriate under the circumstances and in light of the investment objectives and policies of the Fund, they may be different from the information and recommendations supplied by the Adviser or its affiliates to other investment companies and advisory accounts. The Fund shall be entitled to equitable treatment under the circumstances in receiving information, recommendations and any other services but the Fund recognizes that it is not entitled to receive preferential treatment as compared with the treatment given by any other investment company or advisory account.

6.

Portfolio Transactions and Brokerage. In placing portfolio transactions and selecting brokers or dealers, the Adviser shall endeavor to obtain on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the “brokerage and research services” provided to the Fund and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The Adviser is authorized, subject to review by the Fund’s Board of Directors, to pay a broker or dealer which provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer—viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser to the Fund.

7.	Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund’s request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act.

8.	Limitation of Liability. Neither the Adviser, nor any director, officer, agent or employee of the Adviser, shall be liable or responsible to the Fund or any of its shareholders for any error of judgement, any mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by such person or persons of their respective duties, except for liability resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of their respective duties.

9.	Nature of Relationship. The Fund and the Adviser are not partners or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them. The Adviser is an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Fund.

10.

Duration and Termination. This Agreement shall become effective upon its execution and shall continue in effect for two years from the date hereof. This Agreement shall thereafter continue in effect from year to year, provided its continuance is specifically approved at least annually (a) by vote of a “majority of the outstanding voting securities” of the Fund or by vote of the Board of Directors of the Fund, and (b) by vote of a majority of the Directors of the Fund who are not parties to this Agreement or “interested persons” of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. The Fund (either by vote of its Board of Directors or by vote of a “majority of the outstanding voting securities” of the Fund) may, at anytime and without payment of any penalty, terminate this Agreement upon sixty days written notice to the Adviser; this Agreement shall automatically and immediately terminate in the event of its “assignment;” and the Adviser may terminate this Agreement without payment of any penalty on ninety days written notice to the Fund.

11.	Definitions. For the purpose of this Agreement, the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” shall have their respective meanings defined in the 1940 Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission, or such interpretive positions as may be taken by the Commission or its staff under said Act, and the term “brokerage and research services” shall have the meaning given in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

12.	Notices. Any notice under this Agreement shall be given in writing, addressed and delivered to the party to this Agreement entitled to receive such notice at such address as such party may designate in writing.

13.	Applicable Law. This Agreement shall be construed in accordance with the laws of the State of California and the applicable provisions of the 1940 Act. To the extent applicable law of the State of California, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement on the day and year first above written in Los Angeles, California.

TCW STRATEGIC INCOME FUND, INC.

By:
Name:
Title:	President

Attest:
Name:
Title:	Secretary

TCW INVESTMENT MANAGEMENT COMPANY

By:
Name:
Title:	President

Attest:
Name:
Title:	Assistant Secretary

PROXY CARD	PROXY CARD

TCW STRATEGIC INCOME FUND, INC.

SPECIAL MEETING OF SHAREHOLDERS – NOVEMBER 28, 2012

This proxy card is solicited on behalf of the Board of Directors of the TCW Strategic Income Fund, Inc. (the “Company”) for the Special Meeting of Shareholders (the “Meeting”) to be held on November 28, 2012.

The undersigned hereby appoint(s) Michael Cahill, David DeVito and Charles Baldiswieler as proxies, each with the power to appoint his or her substitute and to vote the shares held by him or her at the Meeting to be held at 9:00 a.m. Pacific time on Wednesday, November 28, 2012 at The LA Hotel Downtown located at 333 S. Figueroa Street, Los Angeles, CA 90071, and at any adjournment thereof, in the manner directed below with respect to the matters referred to in the Proxy Statement for the Meeting, receipt of which is hereby acknowledged, and in the proxies’ discretion, upon such other matters as may properly come before the meeting or any adjournment thereof.

PLEASE VOTE, SIGN, AND DATE THIS VOTING INSTRUCTION AND RETURN IT IN THE ENCLOSED ENVELOPE.

THESE VOTING INSTRUCTIONS WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS VOTING INSTRUCTION WILL BE VOTED “FOR” ALL PROPOSALS.

Please indicate your vote by marking the appropriate box.                 Example: [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

1.	Approve the new investment advisory and management agreement with TCW Investment Management Company.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To transact such other business as may properly come before the meeting, or any adjournment thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IMPORTANT

IN ORDER TO AVOID THE DELAY AND EXPENSE OF FURTHER SOLICITATION, WE STRONGLY URGE YOU TO REVIEW, COMPLETE AND RETURN YOUR BALLOT AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE SIGN AND DATE BELOW BEFORE MAILING.

NOTE: This proxy must be signed exactly as your name(s) appears hereon. If as an attorney, executor, guardian, or in some representative capacity or as an officer of a corporation, please add titles as such. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Company receives specific written notice to the contrary from any one of them.

__________________________________

Signature

__________________________________

Signature (if held jointly)

Date: _______________________ ,_____

☐ CHECK HERE IF YOU PLAN TO ATTEND THE MEETING. (     PERSON(S) WILL ATTEND.)